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                      Vice President and General Counsel
                             Cytec Industries Inc.
                            5 Garret Mountain Plaza
                            West Paterson, NJ 07424


                                                                     EXHIBIT 5.1

                               December 15, 2000



Board of Directors
Cytec Industries Inc.
Five Garret Mountain Plaza
West Paterson, NJ 07424

                             Cytec Industries Inc.
                             ---------------------
                                Debt Securities
                                ---------------

Ladies and Gentlemen:

     I have acted as counsel for Cytec Industries Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of up to $400,000,000 aggregate principal amount of debt securities (the "Debt Securities") of the Company to be registered under the Securities Act on the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the same date hereof with respect to the Debt Securities and to be issued under an indenture dated as of March 15, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on October 12, 2000, authorizing the registration of the Debt Securities under the Securities Act; (d) the Registration Statement and prospectus included therein (the "Prospectus"); and (e) the Indenture.

     I have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement (the "Prospectus Supplement") will be prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and will comply with all applicable laws; (iv) the terms of the Debt Securities and of their issuance and sale will be established in conformity with the Indenture, will not violate any applicable laws or result in a default under or breach of any agreement or instrument (including the Certificate of Incorporation
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of the Company which includes the Certificate of Designations, Preferences and
Rights of Series C Cumulative Preferred Stock) binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Debt Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (vi) any applicable definitive purchase, underwriting or similar agreement with respect to the Debt Securities offered or issued will be duly authorized and validly executed and delivered by the Company and the other parties thereto.

     Based upon and subject to the foregoing, I am of opinion that with respect to any Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as trustee under the Indenture, (B) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and any related matters and (C) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor as provided therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus filed as part of the Registration Statement.

                                        Very truly yours,


                                        /s/ E. F. Jackman